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                                                                      EXHIBIT 21



                        SUBSIDIARIES OF THE REGISTRANT



              Name                            Jurisdiction of Incorporation
              ----                            -----------------------------

     Carver International Ltd.                            Guam

     GREAT AMERICAN SOUND COMPANY                  Washington, State